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                                                                  Exhibit 5.1


                     [THACHER PROFFITT & WOOD LETTERHEAD]



                                                June 24, 1997



Astoria Financial Corporation
One Astoria Federal Plaza
Lake Success, New York  11042

Ladies and Gentlemen:

        We have acted as special counsel for Astoria Financial Corporation, a Delaware corporation ("AFC"), and Astoria Federal Savings and Loan Association, a federally chartered stock form savings and loan association and wholly-owned subsidiary of AFC ("AFSL"), in connection with the issuance of and registration under the Securities Act of 1933, as amended, by AFC of an aggregate of 5,666,517 shares, subject to adjustment, of AFC common stock, par value $0.01 per share (the "Merger Shares"), into which certain shares of common stock, par value $1.00 per share, of The Greater New York Savings Bank, a New York State chartered stock form savings bank ("GNYSB"), will be converted pursuant to an Agreement and Plan of Merger, dated as of the 29th day of March, 1997, by and among AFC, AFSL, and GNYSB, as amended (the "Merger Agreement"), and the related preparation and filing by AFC with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"). In rendering the opinions set forth below, we do not express any opinion concerning law other than the federal law of the United States and the corporate law of the State of Delaware.

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinions set forth below. As to matters of fact, we have examined and relied upon the representations of AFC, AFSL and GNYSB contained in the Merger Agreement and the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of AFC, AFSL or GNYSB or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than AFC and the AFSL, had the corporate power and authority to enter into and perform all obligations thereunder, and,


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Astoria Financial Corporation
June 24, 1997


                                                                    Page 2.


as to such parties, we have also assumed the due authorization by all requisite action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

        Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the issuance of the Merger Shares by the AFC shareholders, the issuance of the Merger Shares in accordance with the terms of the Merger Agreement will have been duly authorized and, when the Merger Shares are issued in accordance with the terms of the Merger Agreement and the Registration Statement, the Merger Shares will be validly issued, fully paid and non-assessable.

        In rendering the opinions set forth above, we have not passed upon and do not purport to pass upon the application of "doing business" or securities or "blue-sky" laws of any jurisdiction (except federal securities laws).

        This opinion is given solely for the benefit of AFC and GNYSB and the shareholders of GNYSB who exchange shares of GNYSB common stock for the Merger Shares pursuant to the Registration Statement, and may not be relied upon by any other person or entity, nor quoted in whole or in part, or otherwise referred to in any document without our express written consent.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the Joint Proxy Statement-Prospectus that is part of such Registration Statement.

                                                Very truly yours,

                                                THACHER PROFFITT & WOOD


                                                By: /s/ Robert C. Azarow
                                                   ----------------------
                                                     Robert C. Azarow